Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 27, 2021, CompoSecure, Roman DBDR, and Merger Sub of Roman DBDR consummated the Business Combination and the PIPE Investment was completed. In connection with the closing of the Business Combination, Roman DBDR changed its name to CompoSecure, Inc. (the “Combined Entity”). Terms used herein in the unaudited pro forma condensed combined financial information are defined in the Form 8-K.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 present the combination of the financial information of Roman DBDR and CompoSecure after giving effect to the Business Combination, PIPE Investment and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 gives pro forma effect to the Business Combination and PIPE Investment as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination and PIPE Investment as if they were completed on September 30, 2021.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the Business Combination and PIPE Investment occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Business Combination

On the Closing Date, the Merger Sub of Roman DBDR merged with and into CompoSecure, with CompoSecure surviving as a wholly owned subsidiary of Roman DBDR. Upon consummation of the Business Combination, CompoSecure amended and restated its limited liability company agreement (CompoSecure Second Amended and Restated LLC Agreement) and the holders of issued and outstanding equity of CompoSecure received a combination of cash consideration, certain newly-issued membership units of CompoSecure (CompoSecure Unit) and shares of newly-issued Class B Common Stock of the Combined Entity (Class B Common Stock), which have no economic value, but entitle the holder to one vote per issued share and were issued on a one-for-one basis for each CompoSecure Unit retained by the holder following the Merger; the holders of outstanding options to purchase CompoSecure equity received a combination of cash consideration and options to purchase shares of Class A Common Stock of the Combined Entity (Class A Common Stock), and the Combined Entity received all of the voting units in CompoSecure. The CompoSecure Second Amended and Restated LLC Agreement, together with an Exchange Agreement entered into at the closing of the transactions contemplated by the Merger Agreement (Closing), provides the holders of CompoSecure Units the right to exchange the CompoSecure Units, together with the cancellation of an equal number of shares of Class B Common Stock, for Class A Common Stock, subject to certain restrictions set forth therein.

Following the Closing, the Combined Entity is organized in an “Up-C” structure with a Board of Managers appointed by the Board of Directors of the Combined Entity controlling CompoSecure in accordance with the terms of the CompoSecure Second Amended and Restated LLC Agreement.

In addition to the consideration paid at Closing as described above, CompoSecure equity holders have the right to receive an aggregate of up to 7.5 million additional (i) shares of Class A Common Stock or (ii) CompoSecure Units (and a corresponding number of shares of Class B Common Stock), as applicable, in earn-out consideration based on the achievement of certain stock price thresholds (collectively, the “Earnout Consideration”).

Concurrent with Closing, the Combined Entity entered into a tax receivable agreement (the “Tax Receivable Agreement”) with CompoSecure and holders of interests in CompoSecure. Pursuant to the Tax Receivable Agreement, the Combined Entity is required to pay to participating holders of membership units in CompoSecure 90% of the amount of savings, if any, in U.S. federal, state and local income tax that the Combined Entity actually realizes as a result of the utilization of certain tax attributes. In addition, concurrent with the Closing, the Combined Entity entered into a stockholders agreement (the “Stockholders Agreement”) with certain equity holders of the Combined Entity relating to the voting for directors of the Combined Entity and containing certain lock-up restrictions, as well as a registration rights agreement that provides customary registration rights to certain equity holders of the Combined Entity.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, as adopted by the SEC in May 2020 (“Article 11”). The amended Article 11 was effective on January 1, 2021. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations would have been had the Business Combination and PIPE Investment occurred on the dates assumed and may not be useful in predicting the future consolidated results of operations or financial position. CompoSecure’s results of operations and actual financial position may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The Combined Entity will incur additional costs after the Closing in order to satisfy its obligations as an SEC-reporting public company. In addition, the Combined Entity has adopted the CompoSecure, Inc. 2021 Equity Incentive Plan and the CompoSecure, Inc. 2021 Employee Stock Purchase Plan. No adjustment to the unaudited pro forma statement of operations has been made for these items as the amounts are not yet known.

Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2021

(in thousands)

	Roman		Transaction
	DBDR	CompoSecure	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
ASSETS

Current assets:
Cash and cash equivalents	$15	$12,236	$45,000	a	$31,083
			(8,456)	b
			(150,207)	c
			236,290	d
			(8,273)	e
			(2,064)	f
			(34,522)	h
			(188,936)	l
Accounts receivable, net	—	33,368	—		33,368
Inventory	—	26,489	—		26,489
Prepaid and other current assets	225	861	—		1,086
Total current assets	240	72,954	18,832		92,026
Property and equipment		23,947	—		23,947
Right of use asset	—	5,511	—		5,511
Marketable securities held in trust	236,290	—	(236,290)	d	—
Deferred tax asset	—	—	27,746	i	27,746
Deposits and other assets	—	5,340	(4,794)	g	546
Total assets	$236,530	$107,752	$(194,506)		$149,776
LIABILITIES, REDEEMABLE STOCK AND STOCKHOLDERS’/MEMBERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$—	$4,147	$22,661	h	$26,808
Accrued expenses	2,470	13,817	(2,064)	f	14,223
Advance from related parties	168	—	(168)	e	—
Current portion of lease liabilities	—	1,105	—		1,105
Current portion of long-term debt	—	24,000	—	—	24,000
Total current liabilities	2,638	43,069	20,429		66,136
Long-term debt, net of deferred finance costs		195,054	157,404	b	347,998
			(1,860)	b
			(2,600)	h
Line of credit	—	15,000	—		15,000
Warrant liability	36,739	—	—		36,739
Deferred underwriting fees	8,105	—	(8,105)	e	—
Lease liabilities	—	4,995	—		4,995
Other liabilities	—	—	21,950	i	69,399
			47,449	k
Total liabilities	47,482	258,118	234,667		540,267
Class A common stock subject to possible redemption	236,191	—	(236,191)	l	—

Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2021

(in thousands)

	Roman
	DBDR (Historical)	CompoSecure (Historical)	Accounting Adjustments		Pro Forma Combined
Members’ capital
Member’s contributions	—	—			—
Accumulated deficit	—	(150,366)	(34,000)	b	(184,366)
Total members’ capital	—	(150,366)	295,264		144,898
Non-controlling interest	—	—	(329,264)	j	(329,264)
Shareholders’ equity (deficit)
Class A common stock	—	—	1	a	1
			2	d

Class B common stock	1	—	—		7
			6	n
Additional paid-in-capital	—	—	44,999	a	61,722
			236,189	d
			(4,794)	g
			(54,583)	h
			(47,449)	k
			47,255	l
			(47,144)	m
			(6)	n
Accumulated deficit	(47,144)	—	(150,207)	c	(144,411)
			5,796	i
			47,144	m
Total stockholder’s/member’s equity (deficit)	(47,143)	(150,366)	(192,982)		(390,491)
Total liabilities, redeemable stock and stockholders’/ members’ equity/(deficit)	$236,530	$107,752	$(194,506)		$149,776

Unaudited Pro Forma Condensed Combined

Statement of Operations for the Year Ended
December 31, 2020

(in thousands, except share and per share amounts)

	Roman		Transaction
	DBDR	CompoSecure	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Net Sales
Net sales	$—	$260,586	$—		$260,586
Cost of sales	—	127,959	—		127,959
Gross profit	—	132,627	—		132,627
Operating expenses:
Selling, general and administrative	—	48,669	—		48,669
Operation and formation costs	189	—	—		189
Total operating expenses	189	48,669	—		48,858
(Loss) income from operations	(189)	83,958	—		83,769
Other (expense) income
Interest income (expense)	—	(5,266)	(10,059)	a	(15,325)
Interest income on marketable securities held in Trust Account	23	—	—		23
Unrealized gain on marketable securities held in Trust Account	1	—	—		1
Unrealized loss on change in fair value of warrant liabilities	(3,811)	—	—		(3,811)
Unrealized loss on change in fair value of warrant liabilities	(715)	—	—		(715)
Transaction costs – warrants	(650)	—	—		(650)
Amortization of deferred financing costs	—	(877)	(873)	a	(1,750)
Other income, net	—	—	—		—
Total other (expense) income	(5,152)	(6,143)	(10,932)		(22,227)
(Loss) income before income taxes	(5,341)	77,815	(10,932)		61,542
Income tax (expense) benefit	—	—	(2,738)	b	(2,738)
Net (loss) income	(5,341)	77,815	(13,670)		58,804
Net income attributable to non-controlling interests	—	—	50,157	c	50,157
Net (loss) income attributable to CompoSecure, Inc.	$(5,341)	$77,815	$(63,827)		$8,647
Income (loss) per share
Weighted average shares outstanding, basic	5,601,728				80,793,585
Basic net income (loss) per share	$(0.21)				$0.11
Weighted average shares outstanding, diluted	5,601,728				85,529,564
Diluted net income (loss) per share	$(0.21)				$0.10
Weighted average shares outstanding, basic and diluted Class A common Stock subject to possible redemption	19,250,109				—
Basic and diluted net loss per share, Class A common Stock subject to possible redemption	$(0.21)				—

Unaudited Pro Forma Condensed Combined

Statement of Operations for the Nine Months Ended
September 30, 2021

(in thousands, except share and per share amounts)

	Roman		Transaction
	DBDR	CompoSecure	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Net Sales
Net sales	$—	$192,648	$—		$192,648
Cost of sales	—	87,074	—		87,074
Gross profit	—	105,574	—		105,574
Operating expenses:
Selling, general and administrative	—	33,347	—		33,347
Operation and formation costs	3,338	—	—		3,338
Total operating expenses	3,338	33,347	—		36,685
Loss (income) from operations	(3,338)	72,227	—		68,889
Other (expense) income
Interest income (expense)	—	(7,635)	(7,544)	a	(15,179)
Interest income on marketable securities held in Trust Account	75	—	—		75
Unrealized gain on marketable securities held in Trust Account	—	—	—		—
Unrealized gain (loss)loss on change in fair value of warrant liabilities	(9,284)	—	—		(9,284)
Unrealized gain (loss)loss on change in fair value of warrant liabilities	—	—	—		—
Transaction costs – warrants	—	—	—		—
Amortization of deferred financing costs	—	(1,195)	(694)	a	(1,889)
Other income, net	—	—	—		—
Total other (expense) income	(9,209)	(8,830)	(8,238)		(26,277)
(Loss) income before income taxes	(12,547)	63,397	(8,238)		42,612
Income tax (expense) benefit	—	—	(2,273)	b	(2,273)
Net (loss) income	(12,547)	63,397	(10,511)		40,339
Net income attributable to non-controlling interests	—	—	34,729	c	34,729
Net (loss) income attributable to CompoSecure, Inc.	$(12,547)	$63,397	$(45,240)		$5,610
(Loss) income per share
Weighted average shares outstanding, basic	5,789,000				80,793,585
Basic net (loss) income per share	$(0.45)				$0.07
Weighted average shares outstanding, diluted	5,789,000				85,529,564
Diluted net (loss) income per share	$(0.45)				$0.07
Weighted average shares outstanding, basic and diluted Class A common Stock subject to possible redemption	22,290,037				—
Basic and diluted net loss per share, Class A common Stock subject to possible redemption	$(0.45)				—

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except share and per share amounts)

1.	Basis of Presentation

The Business Combination is being accounted for as a reverse recapitalization in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, Roman DBDR has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on existing CompoSecure equity holders comprising a relative majority of the voting power of the Combined Entity, CompoSecure’s operations prior to the acquisition comprising the only ongoing operations of CompoSecure, Inc., the majority of CompoSecure Inc.’s board of directors being appointed by CompoSecure, and CompoSecure’s senior management comprising a majority of the senior management of CompoSecure, Inc. Accordingly, for accounting purposes, the financial statements of the Combined Entity are represented as a continuation of the financial statements of CompoSecure with the Business Combination being treated as the equivalent of CompoSecure issuing membership units for the net assets of Roman DBDR, accompanied by a recapitalization. The net assets of Roman DBDR are stated at historical costs, with no goodwill or other intangible assets recorded.

CompoSecure’s management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this filing. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Balance sheet

A.	Reflects the proceeds of $45,000 from the issuance and sale of 4,500,000 shares of Class A Common Stock at a price of $10.00 per share, pursuant to the Common Subscription Agreement entered into in connection with the PIPE Investment.

B.	Prior to the Business Combination, CompoSecure increased and borrowed $27,404 under its debt facilities to fund, in part, the distribution of $34,000 to its common unit holders and $1,860 of debt financing costs. The remaining $8,456 portion of the distribution was funded with cash on hand. In addition, and as part of the PIPE Investment, 7% convertible notes with a face value of $130,000 were issued.

C.	Represents merger consideration distributed to CompoSecure members.

D.	Reflects the liquidation and reclassification of $236,290 of marketable securities held in the Roman DBDR Trust Account to cash and cash equivalents that became available for general corporate use by the Combined Entity following the Closing and the related reclassification of the unredeemed amount of common stock previously subject to redemption to permanent equity.

E.	Represents the payment of Roman DBDR’s deferred underwriting fees of $8,105 and advance from related parties of $168 that became payable upon the Closing.

F.	Represents the payment of $2,064 of transaction costs accrued by Roman DBDR at September 30, 2021.

G.	Reflects the elimination of $4,794 of transaction costs incurred by CompoSecure through September 30, 2021. The transaction costs are recorded as a reduction of the net assets of Roman DBDR received upon the Business Combination and offset against additional paid-in capital.

H.	Represents additional estimated direct and incremental transaction costs of $57,183 incurred by Roman DBDR and CompoSecure and payable upon the Closing. The transaction costs are recorded as a reduction of the net assets of Roman DBDR received upon the Business Combination and offset against additional paid-in capital.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except share and per share amounts)

The transaction costs consist of the following:

Roman DBDR transaction costs:
2% Original issuance discount on Exchangeable Notes	$2,600
Third-party legal, advisory and other professional fees	23,427
Deferred underwriter’s fees (see (e) above)	8,105
Total Roman DBDR transaction costs	34,132
CompoSecure transaction costs:
Third-party legal, advisory and other professional fees	6,853
Shared transaction costs	31,161
Total transaction costs at Closing	72,146
Less deferred underwriters fee (see (e) above)	(8,105)
Less fees accrued by Roman DBDR at September 30, 2021 (see (f) above)	(2,064)
Less fees paid by CompoSecure through September 30, 2021 (see (g) above)	(4,794)
Total costs excluding deferred underwriters fee and costs already incurred	$57,183
Total costs paid at Closing	$34,522
Additions to accounts payable	22,661
Total costs excluding deferred underwriters fee and costs already incurred	$57,183

I.	Represents adjustments to reflect applicable deferred taxes. The deferred taxes are primarily related to the difference between the financial statement and tax basis in CompoSecure interests. This basis difference primarily results from the Business Combination where the Combined Entity recorded a carryover basis on all assets for financial accounting purposes and a fair value step-up on a portion of the assets for income tax purposes. The impact of the Business Combination on the deferred tax asset was $32,159 offset by a $4,413 valuation allowance, assuming: (1) the GAAP balance sheet as of September 30, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of September 30, 2021 adjusted for the pro forma entries described herein, (3) a valuation allowance of $4,413, (4) a constant federal income tax rate of 21.0% and a state tax rate of 0.04%, and (5) no material changes in tax law. The recorded valuation allowance relates to a portion of the Combined Entity tax basis in excess of GAAP basis in its CompoSecure interests for which the Combined Entity believes it is not more likely than not that it will realize a tax benefit in the future.

Upon the completion of the Business Combination, the Combined Entity became a party to a tax receivable agreement (the “Tax Receivable Agreement”). Under the terms of that agreement, the Combined Entity is required to pay to participating holders of interests in CompoSecure 90% of the amount of savings, if any, in U.S. federal, state and local income tax that the Combined Entity actually realizes as a result of the utilization of certain tax attributes. A liability of $21,950 was recorded to reflect estimated amounts due under the Tax Receivable Agreement.

J.	Non-controlling interests represent direct interests held in CompoSecure other than by CompoSecure, Inc. immediately after the Business Combination. Adjustments for the non-controlling interest in the Business Combination are as follows:

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except share and per share amounts)

	Total Equity	NCI @ 81.50%	Controlling interest @ 18.50%
Historical CompoSecure member’s capital	$(150,366)	$(122,548)	$(27,818)
Historical Roman DBDR stockholder’s equity	(47,143)	(38,422)	(8,721)
Pro forma adjustments
Distribution to existing CompoSecure equity holders	(34,000)	(34,000)	—
Reclassification of redeemable stock to permanent equity	47,255	38,513	8,742
PIPE investors’ equity	45,000	36,675	8,325
Cash to existing CompoSecure equity holders at Closing	(150,207)	(122,419)	(27,788)
Payment of transaction costs	(59,377)	(48,392)	(10,985)
Liability classified earnout shares	(47,449)	(38,671)	(8,776)
Deferred taxes, net of tax receivable agreement	5,796	—	5,796
Shareholders’ equity/members’ equity/(deficit)	$(390,491)	$(329,264)	$(61,277)

K.	Upon achievement of certain stock price thresholds as described in the Merger Agreement, 7,500,000 shares may be issued to CompoSecure Equity Holders. The estimated fair value of the total Earnout Consideration as of September 30, 2021 is $52,150. Of this amount, $47,449 is payable to CompoSecure Equity Holders who are investors and $4,701 to CompoSecure Equity Holders who are employees and received their shares for services previously provided. The amount payable to the investors is liability classified, and the liability will be re-measured on a quarterly basis through the earnout settlement date with changes therein recorded in the statement of operations. The amount payable to employees will be charged to the statement of operations over the term of the earnout.

L.	Reflects the redemption of 18,515,018 public shares for aggregate redemption payments of $188,936. After redemption, $47,255 was available for the Combined Entity and reclassified to additional paid-in capital.

M.	Represents the elimination of Roman DBDR’s historical accumulated deficit.

N.	To adjust the par value of Class A and Class B to agree to the par value of shares outstanding after the Closing.

Statement of operations

A.	Represents interest expense and amortization of original issuance discount on the additional borrowings under the debt facilities and PIPE Investment (see (b) above).

B.	Adjustment to eliminate the historical tax expense (benefit) of Roman DBDR and CompoSecure and to record the tax provisions of the Combined Entity on a pro forma basis using a pro forma effective tax rate of 4.45% for the year ended December 31, 2020 and 5.33% for the nine months ended September 20, 2021, which was applied to the income attributable to the controlling interest as the income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of the Combined Entity could be different depending on post-Business Combination activities.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except share and per share amounts)

See below rate reconciliation of U.S. federal income tax rate to the Pro forma effective tax rate:

	For the Nine months ended	For the Year ended
	September 30, 2021	December 31, 2020
U.S. federal statutory tax rate	21.00%	21.00%
State taxes	0.03%	0.03%
Valuation allowances	0.00%	0.00%
NCI adjustment	-21.86%	-18.34%
Permanent differences	6.16%	1.76%
Effective Pro forma tax rate	5.33%	4.45%

C.	Represents the adjustment for the non-controlling interest in the Business Combination:

	Nine months ended	Year ended
	September 30, 2021	December 31, 2020
Pro forma income before taxes	$42,612	$61,542
Non-controlling interest pro forma adjustment	$34,729	$50,157